Exhibit 99.1
Direct Digital Holdings Reports Q4 & Full-Year 2024
Financial Results

Full Year Revenue of $62.3 Million In-Line with Revised Revenue Guidance

Continued to Diversify Customer Base with Leading Sell-Side Partners and Buy-Side Customers in New Verticals

Management to Host Conference Call at 5:00 PM ET Today

Houston, March 27, 2025 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC ("Colossus SSP") and Orange 142, LLC ("Orange 142"), today announced financial results for the fourth quarter and full year ended December 31, 2024.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “We are pleased to announce that despite the challenges faced this past year, we delivered fourth quarter results in-line with our revised revenue guidance range. The combination of our revenue optimization strategies and cost-saving initiatives has positioned Direct Digital Holdings for future growth as we look to rebuild to previous levels. Starting last year, we began further expanding sources of our revenue and conducting a cost savings review, which has resulted in a more diversified and efficient business model reflecting significant operating expense reduction sequentially when compared to the first half of the year.”

Walker continued, “In the third quarter of 2024, we announced the launch of Colossus Connections, an aggressive initiative to accelerate our direct integration efforts with leading demand-side platforms and that we have already signed up two of the leading partners in the marketplace. We are expecting to see revenue impacts as we move through 2025, once integration is complete in the second half of 2025. On the buy-side, since we unified our two divisions, Orange 142 and Huddled Masses, we have been keenly focused on small- and mid-sized clients, who are increasingly shifting advertising budgets to digital and require support to navigate its complexities and optimize their ad spend. We have already brought on clients in new verticals which are expected to generate additional incremental revenue of $5 million to $10 million in 2025, with full impact starting in the second quarter of this year.”

“As we look ahead to 2025, we are reiterating revenue guidance of $90 million to $110 million, underscoring our confidence in our ability to scale up both our buy- and sell-side businesses,” said Walker. “In particular, we expect the second half of the year to deliver strong gains as we experience the full effect of new direct sell-side partners coming online. While our first quarter tends to be slower than the fourth quarter related to seasonality in our sell-side business, we are seeing sequential improvement in the first quarter of this year over November and December of last year, and we remain confident that our recalibrated approach will continue to enable us to capture market share and strengthen our leading advertising and marketing technology offering.”

Keith Smith, President, added, “In addition to our optimized business model, our $20 million Equity Reserve Facility with New Circle Principal Investments, announced in October, has also provided us with enhanced financial flexibility to execute on our various strategic initiatives while also strengthening our balance sheet. This new financing source supports both our technology investments and growth objectives as we continue to evolve our platform capabilities and position Direct Digital Holdings for sustainable, long-term growth.”

On the topic of recent litigation, Smith commented, “I am thrilled to report that earlier this month, we secured a significant victory in the courts. Our defamation lawsuit against those who intentionally distributed misinformation about our business last May was validated with a court ruling that our case may continue despite attempts by the other party to have our complaint dismissed. We believe this decision speaks to the substance of our allegations regarding inaccurate and false statements targeting our technologies and we look forward to running our business while we continue to pursue a judgment in the case.”

Fourth Quarter and Year-to-Date Updates

•For the fourth quarter ended December 31, 2024, Direct Digital Holdings processed approximately 200 billion average monthly impressions through its sell-side advertising segment, a decrease of 49% over the same period of 2023 but an increase of 53% over the same period of 2022 and a 7% sequential increase over the third quarter ended September 30, 2024.
•In addition, the Company's sell-side advertising platform processed over 500 billion average monthly bid requests and received about 6 billion average monthly bid responses in the fourth quarter of 2024, a decrease of 47% and 79%, respectively, over the same period in 2023 but consistent with the same period of 2022 and the third quarter of 2024.
•Sell-side advertisers for the fourth quarter of 2024 increased 137% compared to the same period of 2023, increased 18% compared to the same period of 2022 and increased 13% sequentially compared to the third quarter of 2024.
•Sell-side media properties of 28,000 average per month for the fourth quarter of 2024 were up 24% compared to the same period of 2023 and up 1% sequentially compared to the third quarter of 2024.
•The Company's buy-side advertising segment served about 230 customers in the fourth quarter of 2024, consistent with the prior year.
•Colossus Connections Launch: Enhanced direct integration on sell-side, optimizing supply path efficiency and securing partnerships with leading marketplace platforms.
•Orange 142 Momentum: Secured major new account wins on the buy-side for 2025 with a focus on small-and mid-sized advertisers and high-growth advertising opportunities in connected TV, social media and retail media, enhancing client-agency relationships and delivering premium service to clients.
•AI Expertise: Integrating advanced artificial intelligence capabilities to meet increasing client demand and enhance solutions and insights.
•Award Recognition: Recognized as the 101st fastest growing company in North America by Deloitte Technology Fast 500TM, received Silver Award for Influencer Marketing from Adrian Awards; received two Gold MARCOM Awards for display and social media ad campaigns; recognized in the Longhorn 100 as one of the fastest growing Longhorn-run businesses.
•Operational Optimizations: Undertook cost-saving and operational optimization strategies resulting in a more diversified business model.
•Securing Strategic Financing: Actively advancing multiple funding and equity financing pathways with the goal that these efforts will restore Nasdaq compliance, strengthen the Company’s financial position and support key growth initiatives.

Fourth Quarter 2024 Financial Highlights:

•For the fourth quarter of 2024, revenue was $9.1 million, a decrease of $31.9 million, or a 78% decline compared to $41.0 million in the same period of 2023.
◦Sell-side advertising segment revenue fell to $2.7 million compared to $33.4 million in the same period of 2023, a 92% decrease year-over-year. The key driver for this reduction was the suspension by one of our large customers following the defamatory article against the Company. This customer has since restored its connection and is continuing to scale.
◦Buy-side advertising segment revenue fell to $6.4 million compared to $7.6 million in the same period of 2023, a 15% year-over-year decline.
•Gross profit was $2.9 million, or 32% of revenue, in the fourth quarter of 2024 compared to $9.3 million, or 23% of revenue, in the same period of 2023.
•Operating expenses were $7.7 million in the fourth quarter of 2024, a decrease of $10.5 million, or 58%, over $18.1 million in the same period of 2023.
•Operating loss was $4.7 million, compared to operating loss of $8.8 million in the same period of 2023, a $4.1 million or 46% improvement.
•Net loss was $6.6 million in the fourth quarter, compared to net loss of $10.1 million in the same period of 2023.
•Adjusted EBITDA(1) loss was $3.4 million in the fourth quarter of 2024, a $3.2 million or 48% improvement compared to the $6.6 million Adjusted EBITDA(1) loss in the fourth quarter of 2023.
•As of December 31, 2024, the Company held cash and cash equivalents of $1.4 million compared to $5.1 million as of December 31, 2023.

(1) “Adjusted EBITDA” and “Adjusted Operating Expenses” are non-GAAP financial measures. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

Full-Year 2024 Financial Highlights

•Revenue in fiscal year 2024 was $62.3 million, a decrease of $94.8 million, or a 60% decrease over $157.1 million in fiscal year 2023.
◦Sell-side advertising segment revenue was $35.7 million compared to $122.4 million in fiscal year 2023.
◦Buy-side advertising segment revenue was $26.6 million compared to $34.7 million in fiscal year 2023.
•Operating expenses were $30.6 million in 2024, a decrease of $9.1 million, or 23%, over $39.8 million in 2023. Operating expenses were negatively impacted in 2023 by an unusual charge for $8.8 million related to payments to a few publishers and in 2024 by $1.7 million in costs to regain compliance with respect to delinquent SEC filings. Adjusted Operating Expenses(1) (which excludes these unusual items) of $28.9 million in 2024 decreased $2.0 million, or 7%, from $31.0 million in 2023. Adjusted Operating Expenses for the second half of 2024 of $13.5 million decreased by $1.9 million, or 12%, from $15.4 million for the first half of 2024.
•Operating loss in fiscal year 2024 was $13.2 million compared to operating loss of $2.2 million in fiscal year 2023.
•Net loss for fiscal year 2024 was $19.9 million, compared to net loss of $6.8 million in fiscal year 2023.
•Adjusted EBITDA(1) loss was $9.3 million in fiscal year 2024, compared to positive Adjusted EBITDA(1) of $2.4 million in fiscal year 2023.

Financial Outlook

Assuming the U.S. economy does not experience any major economic conditions that deteriorate or otherwise significantly reduce advertiser demand, and subject to certain uncertainties related to the ramp-up of our businesses and general market conditions, Direct Digital Holdings reiterates its full-year revenue guidance of $90 million to $110 million for FY 2025 as the Company rebuilds to previous levels.

Diana Diaz, Chief Financial Officer, stated, "As we continue to refocus the company, our lower cost structure, optimized performance and focus on driving efficiencies across the business are key to our accelerated path to return to profitability. We continue to be judicious in adding any new costs and we remain confident in our business to deliver strong performance for our shareholders this year.”

Conference Call and Webcast Details

Direct Digital will host a conference call on March 27, 2025 at 5:00 PM ET to discuss the Company’s fourth quarter and full year 2024 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10 K (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: our ability to sell Class A common stock under our equity reserve facility; the restrictions and covenants imposed upon us by our credit facilities; the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing; our ability to secure additional financing to meet our capital needs;

our ineligibility to file short-form registration statements on Form S-3, which may impair our ability to raise capital; our failure to satisfy applicable listing standards of the Nasdaq Capital Market resulting in a potential delisting of our common stock; failure to remedy any listing deficiencies noted in the deficiency letters from the Listing Qualifications Department of The Nasdaq Stock Market LLC; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; as a holding company, we depend on distributions from Direct Digital Holdings, LLC (“DDH LLC”) to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock; the fact that DDH LLC is controlled by DDM, whose interest may differ from those of our public stockholders; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) combines cutting-edge sell-side and buy-side advertising solutions, providing data-driven digital media strategies that enhance reach and performance for brands, agencies, and publishers of all sizes. Our sell-side platform, Colossus SSP, offers curated access to premium, growth-oriented media properties throughout the digital ecosystem. On the buy-side, Orange 142 delivers customized, audience-focused digital marketing and advertising solutions that enable mid-market and enterprise companies to achieve measurable results across a range of platforms, including programmatic, search, social, CTV, and influencer marketing. With extensive expertise in high-growth sectors such as Energy, Healthcare, Travel & Tourism, and Financial Services, our teams deliver performance strategies that connect brands with their ideal audiences.

At Direct Digital Holdings, we prioritize personal relationships by humanizing technology, ensuring each client receives dedicated support and tailored digital marketing solutions regardless of company size. This empowers everyone to thrive by generating billions of monthly impressions across display, CTV, in-app, and emerging media channels through advanced targeting, comprehensive data insights, and cross-platform activation. DDH is "Digital advertising built for everyone."

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,445	$5,116
Accounts receivable, net of provision for credit losses of $978 and $344	4,973	37,207
Prepaid expenses and other current assets	2,117	759
Total current assets	8,535	43,082

Property, equipment and software, net	341	599
Goodwill	6,520	6,520
Intangible assets, net	9,730	11,684
Deferred tax asset, net	—	6,132
Operating lease right-of-use assets	832	788
Other long-term assets	48	130
Total assets	$26,006	$68,935

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	7,657	33,926
Accrued liabilities	1,257	3,816
Liability related to tax receivable agreement, current portion	41	41
Current maturities of long-term debt	3,700	1,478
Deferred revenues	507	381
Operating lease liabilities, current portion	188	126
Income taxes payable	—	34
Total current liabilities	13,350	39,802

Long-term debt, net of current portion, deferred financing cost and debt discount	31,603	28,578
Liability related to tax receivable agreement, net of current portion	—	5,201
Operating lease liabilities, net of current portion	783	773
Total liabilities	45,736	74,354

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Class A Common Stock, $0.001 par value per share, 160,000,000 shares authorized, 5,450,554 and 3,478,776 shares issued and outstanding, respectively	6	3
Class B Common Stock, $0.001 par value per share, 20,000,000 shares authorized, 10,868,000 shares issued and outstanding	11	11
Additional paid-in capital	3,769	3,067
Accumulated deficit	(8,774)	(2,538)
Noncontrolling interest	(14,742)	(5,962)
Total stockholders’ deficit	(19,730)	(5,419)
Total liabilities and stockholders’ deficit	$26,006	$68,935

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Revenues
Sell-side advertising	$2,659	$33,428	$35,660	$122,434
Buy-side advertising	6,424	7,583	26,628	34,676
Total revenues	9,083	41,011	62,288	157,110

Cost of revenues
Sell-side advertising	3,393	28,543	34,063	105,733
Buy-side advertising	2,743	3,153	10,834	13,803
Total cost of revenues	6,136	31,696	44,897	119,536
Gross profit	2,947	9,315	17,391	37,574

Operating expenses
Compensation, taxes and benefits	4,186	4,796	16,402	17,730
General and administrative	3,465	4,481	14,222	13,199
Other Expense	—	8,830	—	8,830
Total operating expenses	7,651	18,107	30,624	39,759
Loss from operations	(4,704)	(8,792)	(13,233)	(2,185)

Other income (expense)
Other income	9	81	199	256
Revaluation of tax receivable agreement liability	—	331	—	331
Contingent loss on early termination of line of credit	—	—	—	(300)
Derecognition of tax receivable agreement liability	—	—	5,201	—
Commitment shares and expenses for Equity Reserve Facility	(532)	—	(532)	—
Interest expense	(1,342)	(1,274)	(5,410)	(4,378)
Total other expense, net	(1,865)	(862)	(542)	(4,091)

Loss before income taxes	(6,569)	(9,654)	(13,775)	(6,276)
Income tax expense	—	402	6,132	568
Net loss	(6,569)	(10,056)	(19,907)	(6,844)

Net loss attributable to noncontrolling interest	(4,388)	(7,313)	(13,671)	(4,650)
Net loss attributable to Direct Digital Holdings, Inc.	$(2,181)	$(2,743)	$(6,236)	$(2,194)

Net loss per common share attributable to Direct Digital Holdings, Inc.:
Basic	$(0.54)	$(0.88)	$(1.66)	$(0.73)
Diluted	$(0.54)	$(0.88)	$(1.66)	$(0.73)

Weighted-average number of shares of common stock outstanding:
Basic	4,029	3,134	3,758	2,988
Diluted	4,029	3,134	3,758	2,988

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31,
	2024	2023
Cash Flows (Used In) Provided By Operating Activities:
Net loss	$(19,907)	$(6,844)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of deferred financing cost and debt discount	1,092	615
Amortization of intangible assets	1,954	1,954
Reduction in carrying amount of right-of-use assets	156	164
Depreciation and amortization of property, equipment and software	275	253
Stock-based compensation	1,552	706
Deferred income taxes	6,132	568
Derecognition of tax receivable agreement liability	(5,201)	—
Revaluation of tax receivable agreement liability	—	(331)
Loss on early termination of line of credit	—	300
Commitment shares and expenses for Equity Reserve Facility	532	—
Provision for credit losses/bad debt expense	619	422
Changes in operating assets and liabilities:
Accounts receivable	31,615	(11,275)
Prepaid expenses and other assets	(60)	201
Accounts payable	(26,269)	16,231
Accrued liabilities and TRA payable	(1,103)	(8)
Income taxes payable	(34)	(140)
Deferred revenues	126	(166)
Operating lease liability	(127)	(92)
Net cash (used in) provided by operating activities	(8,648)	2,558

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(17)	(178)
Net cash used in investing activities	(17)	(178)

Cash Flows Provided by (Used In) Financing Activities:
Proceeds from note payable	4,000	3,516
Payments on term loan	(373)	(677)
Proceeds from lines of credit	6,700	5,000
Payments on lines of credit	(6,000)	(2,000)
Payment of expenses for Equity Reserve Facility	(382)	—
Payment of deferred financing costs	(26)	(576)
Proceeds from issuance of Class A Common Stock	1,646	—
Acquisition and redemption of warrants, including expenses	—	(3,540)
Payment of tax related to shares withheld upon vesting	(878)	—
Proceeds from options exercised	92	29
Proceeds from warrants exercised	215	122
Distributions to holders of LLC Units	—	(3,185)
Net cash provided by (used in) financing activities	4,994	(1,311)

Net (decrease) increase in cash and cash equivalents	(3,671)	1,069
Cash and cash equivalents, beginning of the period	5,116	4,047
Cash and cash equivalents, end of the period	$1,445	$5,116

Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$388	$361
Cash paid for interest	$4,300	$3,736

Non-cash Financing Activities:
Common stock issued for subscription receivable	$1,362	$—
Funding of interest reserve through debt	$2,000	$—
Accrued term loan exit fee	$3,000	$—
Issuance of stock in lieu of cash bonus, net of tax withholdings	$906	$—
Financed insurance premiums	$129	$—
Outside basis difference in partnership	$—	$1,536
Tax receivable agreement payable to Direct Digital Management, LLC	$—	$1,286
Tax benefit on tax receivable agreement	$—	$250

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income (loss), net cash provided by (used in) operating activities, and net income (loss), we believe that certain non-GAAP financial measures are useful in evaluating our performance, specifically: earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for derecognition and revaluation of tax receivable agreement liability, commitment shares and expenses for the Equity Reserve Facility, loss on early termination of line of credit and stock-based compensation (“Adjusted EBITDA”) and operating expenses, excluding certain unusual items such as non-recurring publisher payments and non-recurring compliance costs (“Adjusted Operating Expenses”). The most directly comparable GAAP measure to Adjusted EBITDA is net income (loss) and to Adjusted Operating Expenses is operating expenses.

In addition to operating income (loss) and net income (loss), we use Adjusted EBITDA and Adjusted Operating Expenses as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, stock-based compensation, derecognition and revaluation of tax receivable agreement liability and certain one-time items such as acquisition costs, losses from early termination or redemption of credit agreements or costs for the Equity Reserve Facility that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance;

•Our management used Adjusted Operating Expenses to manage decisions regarding cost reduction efforts and our overall expenditures; and

•Adjusted EBITDA and Adjusted Operating Expenses provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of operations, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted Operating Expenses to Operating Expenses for each of the periods presented:

NON-GAAP FINANCIAL METRICS
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss (1)	$(6,569)	$(10,056)	$(19,907)	$(6,844)
Add back (deduct):
Interest expense	1,342	1,274	5,410	4,378
Amortization of intangible assets	489	489	1,954	1,954
Stock-based compensation	741	160	1,552	706
Commitment shares and expenses for Equity Reserve Facility	532	—	532	—
Stock-based compensation accrued but not granted	—	1,409	—	1,409
Depreciation and amortization of property, equipment and software	70	68	275	253
Income tax expense	—	402	6,132	568
Derecognition of tax receivable agreement liability	—	—	(5,201)	—
Loss on early termination of line of credit	—	—	—	300
Revaluation of tax receivable agreement liability	—	(331)	—	(331)
Adjusted EBITDA	$(3,395)	$(6,585)	$(9,253)	$2,393
(1) During the quarter and year ended December 31, 2023, we recorded a charge in the amount of $8.8 million for payments made in 2024 to a few publishers for which the related sell-side revenue for 2023 was short paid by a sell-side customer.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Total operating expenses	$7,651	$18,107	$30,624	$39,759
Non-recurring publisher payments	—	8,830	—	8,830
Costs to regain compliance related to delinquent SEC filings	435	—	1,726	—
Adjusted Operating Expenses	$7,216	$9,277	$28,898	$30,929

Contacts:
Investors:
Brett Milotte, ICR
investors@directdigitalholdings.com